Exhibit 99.3

Notice of Guaranteed Delivery

for Shares of Common Stock of

First City Bank

(Not to be used for signature guarantees)

     This form, or one substantially equivalent to it, must be used in connection with the exchange of shares of First City Bank (“First City”) common stock, par value $5.00 per share (the “Shares”), if a shareholder’s First City common stock certificates are not immediately available or if time will not permit the Election Form and Letter of Transmittal (“Election Form”) and other required documents to be delivered to the Exchange Agent on or before 5:00 p.m., New York time, on November 29, 2004 (the “Election Deadline”). This form may be delivered by hand, transmitted by facsimile or mailed to the Exchange Agent, and must be received by the Exchange Agent on or before the Election Deadline. See “Election Procedures; Surrender of Stock Certificates” on page 22 of the Proxy Statement-Prospectus, dated October 14, 2004 (the “Proxy Statement-Prospectus”).

The Exchange Agent

American Stock Transfer & Trust Company

By Mail, Hand or Overnight Delivery:

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038
Attn: Reorganization Department
Telephone: (800) 937-5449
Facsimile: (718) 234-5001

     Delivery of this Notice of Guaranteed Delivery to an address different from the address set forth above, or transmission of instructions via facsimile to a number different from the facsimile number set forth above, will not constitute a valid delivery to the Exchange Agent.

     This form is not to be used to guarantee signatures. If a signature on an Election Form and Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions to the Election Form, the signature guarantee must appear in the applicable space provided in the signature box on the Election Form.

Ladies and Gentlemen:

     The undersigned hereby surrenders to the Exchange Agent, upon the terms and subject to the conditions set forth in the Proxy Statement-Prospectus and the related Election Form, receipt of which are hereby acknowledged, the number of Shares set forth on the reverse side pursuant to the guaranteed delivery procedures outlined in the section of the Proxy Statement-Prospectus entitled “Election Procedures; Surrender of Stock Certificates.”

Signature(s):	Address(es):

Name(s) of Record Holder(s):	Area Code and Tel. No.(s):

(Check box if shares are to be delivered by book-entry transfer: ☐)
(Please print or type)

Number of Shares:	Account Number:

Certificate No.(s) (if available):

Dated:                                      , 2004

GUARANTEE
(Not to be used for signature guarantee)

     The undersigned, a member firm of a registered national securities exchange, a member of the New York Stock Exchange, or a commercial bank or trust company having an office, branch, or agency in the United States, hereby guarantees to deliver to the Exchange Agent certificates representing Shares tendered hereby, in proper form for transfer (or surrender shares pursuant to the procedure for book-entry transfer in to the Exchange Agent’s account at The Depository Trust Company), together with (i) a properly completed and duly executed Election Form (or facsimile thereof) with any required signature guarantees, and (ii) any other required document, within three business days after the Election Deadline.

Name of Firm		Authorized Signature

Name

Address		Please print or type

Title

City State Zip Code

Dated , 2004

Area Code and Tel. No.

Note: Do not send certificates for shares with this Notice. Certificates for shares should be sent with the election form.